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                                                                    Exhibit 8(n)

                          BROWN BROTHERS HARRIMAN & CO.

                                  APPENDIX "C"
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
              THE RBB FUND, INC. and BROWN BROTHERS HARRIMAN & CO.

                           Dated as of April 23, 1997


The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of November 29, 1993 (the "Agreement"):


                       BEA GLOBAL TELECOMMUNICATIONS FUND

                        BEA EMERGING MARKETS EQUITY FUND

                               BEA HIGH YIELD FUND

                          BEA INTERNATIONAL EQUITY FUND

                     BEA STRATEGIC GLOBAL FIXED INCOME FUND

                         BEA U.S. CORE FIXED INCOME FUND

                              BEA U.S. EQUITY FUND

                             BEA MUNICIPAL BOND FUND

                            BEA SHORT DURATION FUND*

                               BEA BALANCED FUND*


*    inactive


IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such Fund.



THE RBB FUND, INC.                      BROWN BROTHERS HARRIMAN & CO.



By: /s/ Edward J. Roach                 By: /s/ Kristen F. Giarrusso
    ---------------------                   --------------------------
Name: Edward J. Roach                   Name: Kristen F. Giarrusso
Title: President                        Title: Senior Manager